Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Form S-8, relating to the C&F Financial Corporation 2004 Incentive Stock Plan, of our report dated February 8, 2005, included in the C&F Financial Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and to all references to our Firm included in this registration statement.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia

June 17, 2005